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                                                                   EXHIBIT 10.8

                     PARTICIPATE.COM, INC. AND ERIKA KEREKES

                           AGREEMENT AND UNDERSTANDING



         This Agreement and Understanding (this "AU") is made and entered into as of September 17, 1999, by and between Participate.com, Inc., a Delaware corporation (the "Company"), and Erika Kerekes, an individual ("Kerekes"). For purposes of this AU, unless otherwise specified, the term "Company" shall include Participate.com, L.L.C. and Extranet Solutions, L.L.C., as predecessors in interest to Participate.com, Inc.

                                    RECITALS

         WHEREAS, the Company and Kerekes are parties to an employment agreement and other related agreements made as of March 3, 1998, including that certain letter agreement dated February 1, 1999 (the "Prior Agreements");

         WHEREAS, pursuant to the Prior Agreements, Kerekes acquired an equity interest in the Company, subject to the terms and conditions of the Prior Agreements (the "Equity Interest");

         WHEREAS, the Company is currently in the process of changing the legal form of its business from that of a Delaware limited liability company to a Delaware corporation (the "Conversion") and issuing shares of its Series B Preferred Stock to certain investors after the consummation of the Conversion (the "Series B Financing"); and

         WHEREAS, the Company and Kerekes wish to clarify and confirm their agreement and understanding with respect to certain matters relating to the Equity Interest and employment with the Company.

         NOW, THEREFORE, the parties agree and acknowledge the following:

         1. Concurrent with the execution of this AU, the Company and Kerekes shall execute the Kerekes Stock Vesting Agreement (the "Stock Vesting Agreement"), which is attached hereto as Exhibit A and incorporated by reference herein. The Stock Vesting Agreement sets forth Kerekes's Equity Interest immediately following the Conversion. In addition, the Vesting Stock Agreement describes the vesting conditions relating to such equity interest. The parties agree and acknowledge that the Vesting Stock Agreement accurately reflects such equity interest and vesting therein. Kerekes further agrees and acknowledges that neither the Vesting Stock Agreement nor any other agreement to which Kerekes is a party provides any anti-dilution rights in connection with Kerekes's equity interest in the Company.

         2. PRIOR AGREEMENTS. The parties agree that promptly following the Series B Financing, they shall amend and restate the Prior Agreements as necessary and appropriate to reflect the foregoing and the change in the legal form of the Company's business from that of a Delaware limited liability company to a Delaware corporation.

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         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above set forth.

                                       PARTICIPATE.COM, INC.



                                       By:
                                          --------------------------------------
                                             Alan K. Warms
                                             Chief Executive Officer



                                       NAME



                                       -----------------------------------------
                                       Erika Kerekes


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